EXHIBIT 99.1

BIMINI CAPITAL MANAGEMENT ANNOUNCES FOURTH QUARTER 2016 RESULTS

VERO BEACH, Fla. (March 7, 2017) – Bimini Capital Management, Inc. (OTCBB:BMNM), ("Bimini Capital," "Bimini," or the "Company") today announced results of operations for the three month period ended December 31, 2016.

Fourth Quarter 2016 Highlights

	Net income of $1.2 million, or $0.09 per common share
	Book value per share of $5.71
Company to discuss results on Wednesday, March 8, 2017, at 10:00 AM ET

Details of Fourth Quarter 2016 Results of Operations

The Company reported net income of $1.2 million, for the three month period ended December 31, 2016.  The results for the quarter included net interest income of $0.7 million, net portfolio losses of $1.9 million (which includes realized and unrealized gains (losses) on securities sold and derivative instruments), gains on retained interests of $0.3 million, advisory services revenue of $1.6 million, dividends and net unrealized gains on Orchid Island Capital, Inc. ("Orchid") common stock of $1.2 million and operating expenses of $1.7 million.

Management of Orchid Island Capital, Inc.

Orchid is managed and advised by Bimini.  As Manager, Bimini is responsible for administering Orchid's business activities and day-to-day operations.  Pursuant to the terms of the management agreement, Bimini Advisors provides Orchid with its management team, including its officers, along with appropriate support personnel.

Bimini also maintains a common stock investment in Orchid which is accounted for under the fair value option, with changes in fair value recorded in the statement of operations for the current period.  For the three months ended December 31, 2016, Bimini's statement of operations included a fair value adjustment of $0.6 million and dividends of $0.6 from its investment in Orchid common stock.  Also during the three months ended December 31, 2016, Bimini recorded $1.6 million in advisory services revenue for managing Orchid's portfolio consisting of $1.2 million of management fees and $0.4 million in overhead reimbursement.

Capital Allocation and Return on Invested Capital

The Company allocates capital between two MBS sub-portfolios, the pass-through MBS portfolio ("PT MBS") and the structured MBS portfolio, consisting of interest only ("IO") and inverse interest-only ("IIO") securities.  The table below details the changes to the respective sub-portfolios during the quarter.

Portfolio Activity for the Quarter
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market Value - September 30, 2016	$130,955,409	$1,119,451	$1,526,818	$2,646,269	$133,601,678
Securities Purchased	-	1,134,770	1,857,992	2,992,762	2,992,762
Return of Investment	n/a	(192,857)	(154,491)	(347,348)	(347,348)
Pay-downs	(2,472,152)	n/a	n/a	n/a	(2,472,152)
Premium Lost Due to Pay-downs	(274,921)	n/a	n/a	n/a	(274,921)
Mark to Market Gains (Losses)	(3,909,827)	593,201	118,596	711,797	(3,198,030)
Market Value - December 31, 2016	$124,298,509	$2,654,565	$3,348,915	$6,003,480	$130,301,989

The tables below present the allocation of capital between the respective portfolios at December 31, 2016 and September 30, 2016, and the return on invested capital for each sub-portfolio for the three month period ended December 31, 2016.   Capital allocation is defined as the sum of the market value of securities held, less associated repurchase agreement borrowings, plus cash and cash equivalents and restricted cash associated with repurchase agreements. Capital allocated to non-portfolio assets is not included in the calculation.

The returns on invested capital in the PT MBS and structured MBS portfolios were approximately (24.8)% and 28.7%, respectively, for the fourth quarter of 2016.  The combined portfolio generated a return on invested capital of approximately (14.4)%.

Capital Allocation
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
December 31, 2016
Market Value	$124,298,509	$2,654,565	$3,348,915	$6,003,480	$130,301,989
Cash equivalents and restricted cash(1)	5,404,697	-	-	-	5,404,697
Repurchase Agreement Obligations	(121,827,586)	-	-	-	(121,827,586)
Total(2)	$7,875,620	$2,654,565	$3,348,915	$6,003,480	$13,879,100
% of Total	56.7%	19.2%	24.1%	43.3%	100.0%
September 30, 2016
Market Value	$130,955,409	$1,119,451	$1,526,818	$2,646,269	$133,601,678
Cash equivalents and restricted cash(1)	5,912,868	-	-	-	5,912,868
Repurchase Agreement Obligations	(125,991,032)	-	-	-	(125,991,032)
Total(2)	$10,877,245	$1,119,451	$1,526,818	$2,646,269	$13,523,514
% of Total	80.4%	8.3%	11.3%	19.6%	100.0%
(1)	Amount excludes restricted cash of $246,740 and $227,889 at December 31, 2016 and September 30, 2016, respectively, related to trust preferred debt funding hedges.
(2)	Invested capital includes the value of the MBS portfolio and cash equivalents and restricted cash, reduced by repurchase agreement borrowings.

Returns for the Quarter
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Income (loss) (net of repo cost)	$987,166	$1,752	$44,978	$46,730	$1,033,896
Realized and unrealized gains (losses)	(4,184,747)	593,201	118,595	711,796	(3,472,951)
Hedge gains(1)	496,600	n/a	n/a	n/a	496,600
Total Return	$(2,700,981)	$594,953	$163,573	$758,526	$(1,942,455)
Beginning Capital Allocation	10,877,245	1,119,451	1,526,818	2,646,269	13,523,514
Return on Invested Capital for the Quarter(2)	(24.8)%	53.1%	10.7%	28.7%	(14.4)%

(1)	Excludes gains of approximately $1,037,000 associated with trust preferred funding hedges.
(2)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.

Prepayments

For the fourth quarter of 2016, the Company received approximately $2.8 million in scheduled and unscheduled principal repayments and prepayments, which equated to a constant prepayment rate ("CPR") of approximately 11.1% for the fourth quarter of 2016.  Prepayment rates on the two MBS sub-portfolios were as follows (in CPR):

	PT	Structured
	MBS Sub-	MBS Sub-	Total
Three Months Ended,	Portfolio	Portfolio	Portfolio
December 31, 2016	5.5	27.3	11.1
September 30, 2016	9.4	19.7	13.6
June 30, 2016	7.8	20.4	12.6
March 31, 2016	11.8	16.6	14.3
December 31, 2015	7.9	13.7	10.4
September 30, 2015	13.4	12.4	13.0
June 30, 2015	16.2	15.3	15.9
March 31, 2015	9.6	12.3	10.5

Portfolio

The following tables summarize the MBS portfolio as of December 31, 2016 and 2015.

($ in thousands)
				Weighted		Weighted
		Percentage		Average		Average	Weighted	Weighted
		of	Weighted	Maturity		Coupon	Average	Average
	Fair	Entire	Average	in	Longest	Reset in	Lifetime	Periodic
Asset Category	Value	Portfolio	Coupon	Months	Maturity	Months	Cap	Cap
December 31, 2016
Fixed Rate MBS	$124,299	95.4%	4.24%	347	1-Oct-46	NA	NA	NA
Total Mortgage-backed Pass-through	124,299	95.4%	4.24%	347	1-Oct-46	NA	NA	NA
Interest-Only Securities	2,654	2.0%	3.48%	245	25-Dec-39	NA	NA	NA
Inverse Interest-Only Securities	3,349	2.6%	5.52%	325	25-Dec-46	NA	3.25%	NA
Total Structured MBS	6,003	4.6%	4.62%	290	25-Dec-46	NA	NA	NA
Total Mortgage Assets	$130,302	100.0%	4.26%	344	25-Dec-46	NA	NA	NA
December 31, 2015
Fixed Rate MBS	79,170	94.3%	4.26%	313	1-Sep-45	NA	NA	NA
Hybrid Adjustable Rate MBS	118	0.1%	4.00%	313	20-Jan-42	15.03	9.00%	1.00%
Total Mortgage-backed Pass-through	79,288	94.4%	4.26%	313	1-Sep-45	NA	NA	NA
Interest-Only Securities	2,554	3.0%	3.10%	242	25-Dec-39	NA	NA	NA
Inverse Interest-Only Securities	2,146	2.6%	6.12%	301	25-Apr-41	NA	6.53%	NA
Total Structured MBS	4,700	5.6%	4.48%	269	25-Apr-41	NA	NA	NA
Total Mortgage Assets	$83,988	100.0%	4.27%	310	1-Sep-45	NA	NA	NA

($ in thousands)
	December 31, 2016		December 31, 2015
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$120,961	92.8%	$42,065	50.1%
Freddie Mac	8,870	6.8%	40,928	48.7%
Ginnie Mae	471	0.4%	995	1.2%
Total Portfolio	$130,302	100.0%	$83,988	100.0%

Entire Portfolio	December 31, 2016	December 31, 2015
Weighted Average Pass Through Purchase Price	$110.31	$107.96
Weighted Average Structured Purchase Price	$6.74	$6.11
Weighted Average Pass Through Current Price	$107.54	$107.86
Weighted Average Structured Current Price	$10.4	$8.45
Effective Duration (1)	4.769	2.326

(1)
Effective duration of 4.769 indicates that an interest rate increase of 1.0% would be expected to cause a 4.769% decrease in the value of the MBS in the Company's investment portfolio at December 31, 2016.  An effective duration of 2.326 indicates that an interest rate increase of 1.0% would be expected to cause a 2.326% decrease in the value of the MBS in the Company's investment portfolio at December 31, 2015. These figures include the structured securities in the portfolio but not the effect of the Company's funding cost hedges. Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing, Leverage and Liquidity

As of December 31, 2016, the Company had outstanding repurchase obligations of approximately $121.8 million with a net weighted average borrowing rate of 0.99%.  These agreements were collateralized by MBS with a fair value, including accrued interest, of approximately $130.1 million.  At December 31, 2016, the Company's liquidity was approximately $5.1 million, consisting of unpledged MBS and cash and cash equivalents.

We may pledge more of our structured MBS as part of a repurchase agreement funding, but retain cash in lieu of acquiring additional assets.  In this way, we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash. Below is a listing of outstanding borrowings under repurchase obligations at December 31, 2016.

($ in thousands)
Repurchase Agreement Obligations
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	(in Days)
ED&F Man Capital Markets, Inc.	$39,788	32.6%	0.91%	$1,694	57
South Street Securities, LLC	36,150	29.7%	0.99%	2,021	23
KGS - Alpha Capital Markets, L.P.	28,271	23.2%	0.99%	1,937	52
Citigroup Global Markets, Inc.	17,619	14.5%	1.16%	2,731	18
	$121,828	100.0%	0.99%	$8,383	40

(1)	Equal to the fair value of securities sold plus accrued interest receivable and cash posted as collateral (if any), minus the sum of repurchase agreement liabilities and accrued interest payable.

Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of the cost of its repurchase agreement funding and also its junior subordinated notes by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under U.S. generally accepted accounting principles ("GAAP") in order to align the accounting treatment of its derivative instruments with the treatment of its portfolio assets under the fair value option election.  As such all gains or losses on these instruments are reflected in earnings for all periods presented.  As of December 31, 2016, such instruments were comprised entirely of Eurodollar futures contracts.

The table below presents information related to outstanding Eurodollar futures positions at December 31, 2016.

($ in thousands)
	Repurchase Agreement Funding Hedges
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	LIBOR	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
2017	$60,000	1.32%	1.28%	$(26)
2018	60,000	1.90%	1.82%	(49)
2019	60,000	2.32%	2.21%	(69)
2020	60,000	2.60%	2.45%	(88)
2021	60,000	2.80%	2.64%	(93)
Total / Weighted Average	$60,000	2.19%	2.08%	$(325)

($ in thousands)
	Junior Subordinated Debt Funding Hedges
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	LIBOR	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
2017	$26,000	1.93%	1.28%	$(169)
2018	26,000	1.84%	1.82%	(6)
2019	26,000	1.63%	2.21%	150
2020	26,000	1.95%	2.45%	132
2021	26,000	2.22%	2.64%	110
Total / Weighted Average	$26,000	1.91%	2.08%	$217

(1)	Open equity represents the cumulative gains (losses) recorded on open futures positions.

Book Value Per Share

The Company's Book Value Per Share at December 31, 2016 was $5.71.  The Company computes Book Value Per Share by dividing total stockholders' equity by the total number of shares outstanding of the Company's Class A Common Stock. At December 31, 2016, the Company's stockholders' equity was $72.1 million with 12,631,627 Class A Common shares outstanding.

Management Commentary

Commenting on the fourth quarter, Robert E. Cauley, Chairman and Chief Executive Officer, said, "The outlook for the economy, interest rates and the Federal Reserve (the "Fed") changed dramatically during the fourth quarter of 2016 as Donald Trump unexpectedly won the Presidential election.  The Republican Party retained both houses of Congress, which also surprised the markets.  The markets reacted strongly to these developments and interest rates moved significantly higher. In what is commonly referred to as a "risk on" trade, treasury securities declined in price while other assets that carry more risk – equities, commodities, riskier bonds, etc. – all increased. The market expects expansionary fiscal policy – such as tax cuts/reform, infrastructure spending, less regulation and a very pro-business administration going forward. As a result, the market expects the Fed to follow a more aggressive policy in removing accommodation from the economy, as many of the expected policy proposals should be both expansionary and inflationary.  Comments by the Fed chair at the conclusion of their December meeting, a meeting at which they increased the Fed Funds target rate by 25 basis points, were taken as quite hawkish by the market. The Summary of Economics Projections, or SEP, implied the Fed expects three Fed Funds rate increases in 2017.

"These developments adversely impacted the MBS market, especially so after the Fed rate hike on December 14th.  Up until that point our portfolio of generally higher coupon, fixed rate 30-year securities had performed reasonably well, especially given the rather high exposure to specified pools.  However, our PT RMBS portfolio generally widened in spread to comparable duration treasuries during the second leg of the market sell-off in the fixed income market that occurred after the rate hike. The rate hike was the event that really triggered convexity related selling in the MBS market.  However, the sell-off was also beneficial to our interest only securities and prepayment expectations going forward – albeit not enough to entirely off-set the widening in our PT RMBS portfolio.

"Outside of pure market developments, advisory services revenue benefited from growth at Orchid Island and has become the Company's largest source of revenue. Growth in advisory services revenue enables us to grow our portfolio operations as well, as we did during the year.

"As we move into the first quarter of 2017, the market is still waiting to see what the Trump administration will actually deliver for the economy and markets.    At this point, there is no way of predicting this outcome.  Recent public announcements by various Fed officials imply an additional rate hike at the meeting next week is a real possibility.  Incoming economic data has generally been supportive of this possibility as well. We will know what the Fed has in store for us soon enough.  In the meantime, the combination of higher rates and slower prepayment speeds should be supportive of the earnings power of the Company's portfolio. Of course, this could be offset by additional rate hikes by the Fed, especially if yields on the Company's assets do not rise in tandem."

Summarized Financial Statements

The following is a summarized presentation of the unaudited consolidated balance sheets as of December 31, 2016, and 2015, and the unaudited consolidated statements of operations for the calendar quarters and years ended December 31, 2016 and 2015.  Amounts presented are subject to change.

BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited - Amounts Subject to Change)

	December 31, 2016	December 31, 2015
ASSETS
Mortgage-backed securities	$130,301,989	$83,988,399
Cash equivalents and restricted cash	5,651,437	6,712,483
Investment in Orchid Island Capital, Inc.	15,108,240	13,852,707
Retained interests in securitizations	1,113,736	1,124,278
Accrued interest receivable	512,760	351,049
Deferred tax assets, net	63,833,063	64,832,242
Other assets	6,349,179	6,194,267
Total Assets	$222,870,404	$177,055,425

LIABILITIES AND EQUITY
Repurchase agreements	$121,827,586	$77,234,249
Junior subordinated notes	26,804,440	26,804,440
Payable for unsettled securities purchased	-	1,859,277
Other liabilities	2,091,480	2,617,399
Total Liabilities	150,723,506	108,515,365
Stockholders' equity	72,146,898	68,540,060
Total Liabilities and Equity	$222,870,404	$177,055,425
Class A Common Shares outstanding	12,631,627	12,373,294
Book value per share	$5.71	$5.54

BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - Amounts Subject to Change)

	Years Ended		Three Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Interest income	$4,235,081	$4,312,063	$1,284,758	$1,034,822
Interest expense	(747,374)	(425,107)	(250,862)	(119,381)
Net interest income, before interest on junior subordinated notes	3,487,707	3,886,956	1,033,896	915,441
Interest expense on junior subordinated notes	(1,108,610)	(997,812)	(290,441)	(254,209)
Net interest income	2,379,097	2,889,144	743,455	661,232
Losses	(3,621,910)	(3,399,999)	(1,938,951)	(487,345)
Net portfolio (loss) income	(1,242,813)	(510,855)	(1,195,496)	173,887
Other income	11,514,199	6,990,731	3,041,094	2,753,625
Expenses	5,743,664	9,698,838	1,662,699	1,509,100
Net income (loss) before income tax benefit	4,527,722	(3,218,962)	182,899	1,418,412
Income tax expense (benefit)	1,141,718	(62,449,791)	(976,181)	(63,352,017)
Net income	$3,386,004	$59,230,829	$1,159,080	$64,770,429

Basic and Diluted Net income Per Share of:
CLASS A COMMON STOCK	$0.27	$4.77	$0.09	$5.20
CLASS B COMMON STOCK	$0.27	$4.77	$0.09	$5.20

	Consolidated
	Three Months Ended December 31,
Key Balance Sheet Metrics	2016	2015
Average MBS(1)	$131,951,832	$103,550,981
Average repurchase agreements(1)	123,909,309	95,455,776
Average equity(1)	71,565,545	36,140,105

Key Performance Metrics
Average yield on MBS(2)	3.89%	4.00%
Average cost of funds(2)	0.81%	0.50%
Average economic cost of funds(3)	1.20%	0.63%
Average interest rate spread(4)	3.08%	3.50%
Average economic interest rate spread(5)	2.69%	3.37%

(1)	Average MBS, repurchase agreements and stockholders' equity balances are calculated using two data points, the beginning and ending balances.
(2)
Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/repurchase agreement balances and are annualized for the quarterly periods presented.

(3)	Represents interest cost of our borrowings and the effect of derivative agreements attributed to the period related to hedging activities, divided by average repurchase agreements.
(4)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on MBS.
(5)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on MBS.

About Bimini Capital Management, Inc.

Bimini Capital Management, Inc. invests primarily in, but is not limited to investing in, residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae). Its objective is to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows.  In addition, Bimini generates a significant portion of its revenue serving as the manager of the MBS portfolio of Orchid Island Capital, Inc.

Forward Looking Statements

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Bimini Capital Management, Inc.'s filings with the Securities and Exchange Commission, including Bimini Capital Management, Inc.'s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Bimini Capital Management, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Wednesday, March 8, 2017, at 10:00 AM ET. The conference call may be accessed by dialing toll free (877) 312-5414.  International callers dial (408) 940-3877.  The conference passcode is 74903875.  A live audio webcast of the conference call can be accessed via the investor relations section of the Company's website at www.biminicapital.com, and an audio archive of the webcast will be available for approximately one year.

CONTACT:
Bimini Capital Management, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.biminicapital.com